EXHIBIT 21.1


SUBSIDIARIES OF MICHAEL FOODS, INC.

                                                                  STATE OF
NAME                                                           INCORPORATION
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Crystal Farms Refrigerated Distribution Company                  Minnesota
Northern Star Company                                            Minnesota
Kohler Mix Specialties, Inc.                                     Minnesota
Kohler Mix Specialties of Connecticut, Inc.                     Connecticut
M. G. Waldbaum Company                                            Nebraska
Papetti's Hygrade Egg Products, Inc.                             Minnesota
Casa Trucking, Inc.                                              Minnesota
Wisco Farm Cooperative                                           Wisconsin
WFC, Inc.                                                        Wisconsin
Farm Fresh Foods, Inc.                                           California
Michael Foods of Delaware, Inc.                                   Delaware
Midwest Mix, Inc.                                                Minnesota
Minnesota Products, Inc.                                         Minnesota
MFI Food Canada, Ltd.                                              Canada
MIKLFS Corporation                                             Virgin Islands
R & P Liquid Egg Technology Limited Partnership                  New Jersey
Papetti Electroheating Corporation                               New Jersey